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                                  EXHIBIT 23(a)

                  CONSENT OF BARLEY, SNYDER, SENFT & COHEN, LLC
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     We hereby consent to the use in this registration statement of the opinions filed as Exhibit 5 and Exhibit 8 hereto and to the references to this firm under the caption "Legal Matters" in the related prospectus.


Lancaster, Pennsylvania                  BARLEY, SNYDER, SENFT & COHEN, LLC


 May 8                 , 1998            By:/s/ Paul G. Mattaini
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                                              Paul G. Mattaini, Esquire